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          Acquisition Agreement between the Company and Re-Pac Corp.
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STATE OF NORTH CAROLINA       )
                              )
COUNTY OF FORSYTH             )


      THIS AGREEMENT,  made June 30, 1996, between RE-PAC CORP, a North Carolina
Corporation  (the  "Seller"),   and  DCC  COMPACT  CLASSICS,  INC.,  a  Colorado
corporation (the "Purchaser").

      The Seller owns all the shares of PHOTO DIMENSIONS, INC. ("PD"), a corporation engaged in the business of photo-imaging which incorporates words and pictures, including, but not limited to, worldwide rights to the special graphic capability in a single-use camera application.

      The Purchaser is engaged in a business similar, in part, to that conducted by PD, and desires to acquire all the shares of the Seller with a view to integrating or combining the operations of PD with its own operations.

      By this Agreement, Seller RE-PAC sells, conveys and transfers to Buyer DCC, all of the corporate stock, assets and goodwill of PHOTO DIMENSIONS, INC ("PC")), including but not limited to all of PD's worldwide rights to what is identified as "special graphic capability in a single- use camera application."

      It is therefore agreed:

      1.    Consideration and Purchase Price:
            ---------------------------------

      As consideration for the sale and transfer by RE-PAC to DCC of all the corporate stock, assets and goodwill of PD, DCC agrees to provide the following consideration to RE-PAC:

      (a) Immediately upon execution of this Agreement, or within thirty (30) days thereafter, simultaneous with RE-PAC transferring to DCC, RE-PAC's shares in PD, consisting of 50,000 common shares without par value, duly endorsed, DCC will simultaneously convey to RE-PAC 300,000 DCC restricted common shares with a par value of $0.005.

      (b) Simultaneously with the execution of this Agreement,  or within thirty
      (30) days thereafter, and simultaneous with the transfer of corporate securities, by both RE-PAC and DCC, DCC will pay to RE-PAC Seventy-Five Thousand ($75,000.00) in cash. DCC shall make all cash payments by bank check or other means for cleared funds acceptable to Seller.

      (C) Upon execution of this Agreement and the exchange of corporate stock, DCC will issue to RE-PAC a Promissory Note in the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00). The note shall bear interest at the rate of eight percent (8%) per annum and shall be secured by the assets of PD as set forth in Exhibit _____ attached. DCC's Note shall be paid in six (6) semi-annual installments of$25,000.00 plus accrued interest with the first installment due and payable six (6) months from the date of this Agreement.

2.    Obligation of Seller.
      ---------------------

Seller RE-PAC agrees to indemnify and hold harmless DCC from any loss or expense which DCC may sustain by reason of any claim presented against PD within three
(3) years from the date of this Agreement on account of anything whatsoever initiated, existing, or occurring prior to the date of this Agreement which is not identified on the balance sheet of PD.

In furtherance of this indemnity, RE-PAC agrees to add DCC as a named insured to all of RE-PAC's insurance policies for the current term of insurance and to provide a list of those policies to DCC within thirty (30) days of the date of execution of this Agreement.

This Agreement imposes on both RE-PAC and DCC the highest duty of good faith and fair dealing with regard to DC C's purchase and ongoing operations of PD.

Both RE-PAC and DCC agree to assist one another and to act in good faith each with the other in carrying out the terms and intent of this Agreement.

RE-PAC agrees to hold in confidence and retain as confidential all information, technology, and "know how" that it has acquired as a result of ownership of PD, and RE-PAC agrees not to disclose this "information" to any party or any other individual without DCC's prior written permission. To the extent that PD remains at or within the location of RE-PAC, RE-PAC agrees that any other information or "know how" obtained with regard to PD's activities or operations is to be deemed confidential and proprietary and RE-PAC agrees not to disclose that information to any entity or individual with DCC without prior written permission from DCC.

3.    Resignation of Seller.
      ----------------------

The Seller will deliver to the Purchaser the resignation of the Officers and Directors of Photo Dimensions, Inc., effective upon delivery, immediately after the execution of this agreement.

4.    Investment Intent.
      ------------------

The Seller acknowledges that the shares of DCC Compact Classic, Inc. common stock transferred to RE-PAC resulting from this transaction have not been registered under the Securities Act of 1933, as amended, and may not be resold unless the Securities are registered under this Act or an exception from such registration is available.

5.    Representations of Seller.
      --------------------------

The Seller hereby warrants and represents:

(a) The Seller is the sole owner of and has the sole right to sell all the corporate shares of Photo Dimensions, Inc. to purchaser.

(1)) Photo Dimensions, Inc. (PD) is a business corporation duly organized and existing under the laws of the State of North Carolina, and is fully entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is conducted. PD is a wholly owned subsidiary of Re-Pac. Seller is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by the Seller or the nature of the business transacted by it make such license or qualification necessary. Seller does not have any other subsidiaries, and does not otherwise own or control, directly or indirectly, any equity or proprietary interest in any corporation, association or other business entity.

(c) This section includes the unaudited balance sheet of Seller as at December 31,1994, and December 31,1995, and the related unaudited statements of operations, Shareholders' equity and cash flows including the footnotes thereto for the year ended December 31, 1995, and the unaudited balance sheet of Seller as of May 31, 1996, and the related statements of operations, shareholders equity and cash flows for the nine months then ended (the "Financial Statement"). The Financial Statements fairly represent the financial position of the Seller as at such dates and the results of its operations and its cash flows for such year and period and are prepared in accordance with generally-accepted accounting principles applied on a consistent basis with prior periods. The books of account and other financial records of the Seller are in all respects complete and correct and are maintained in accordance with good business practices and are accurately reflected in the Financial Statements. Since May 31,1996, the date of the last available balance sheet (the "Balance Sheet"), and except as set forth on Schedule 5(c), there has not been:

      (i) any material adverse change in the assets, prospective business, operations or condition (financial or otherwise) of PD;

      (ii) any damage, destruction or event materially affecting the assets, prospective business, operations or condition (financial or otherwise) of PD, whether or not covered by insurance;

      (iii) any sale, lease, transfer mortgage, pledge or assignment or security interest imposed upon any assets, tangible or intangible, of PD other than for a fair consideration in the ordinary course of business;

      (iv) any agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) by PD other than in the ordinary course of business;

      (v) any acceleration, termination, material modification or cancellation of any material agreement, contract, lease or license to which PD is a party;

      (vi) the issuance of PD of any note, bond or other debt security or the assumption, incurrence or guarantee of any indebtedness for borrowed money or capitalized lease obligations either involving more than $100.00 singly or $500.00 in the aggregate;

      (vii) any employment contract for key or executive personnel, written or oral, or modification of the terms of any such existing contract.

(d) Seller has prepared and filed all appropriate federal, state and local tax returns of every kind and category (including, without limitation, income taxes, employee withholding taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and have paid all taxes shown to be due by said returns or on any assessments received by it or have made adequate provision for the payment thereof. The provisions for taxes (federal, state and local) and interest and penalties, if any, reflected in the Balance Sheet are adequate to cover any taxes (including any interest and penalties in connection therewith) which have been or may be assessed with respect to the properties, business and operations of the Seller for all fiscal periods ending on or prior to March 31, 1996. All taxes or other assessments and levies which Seller is required by law to withhold or collect have been duly withheld and collected and have been paid over to the proper governmental authorities or held for such payment. There is no agreement, waiver or other arrangement for an extension of time with respect to the assessment of any tax or deficiency against the Seller, nor is there any action, suit, proceeding, investigation or claim now pending, or to the best knowledge of the Seller, threatened against Seller in respect of any tax or assessment, or any matter of discussion with any federal, state or local authority, relating to any tax or assessment, or claims for any additional tax or assessment asserted by any such authority. Seller has not filed any claim for refund of or with respect to any federal, state or local taxes.

(e) To the best of its knowledge, Seller has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to the Seller or to its business, the breach of which would not adversely affect its business.

(f) Except as set forth on Schedule 5(f), there is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving PD or Re-Pac (to the extent that any would affect PD). Except as set forth on Schedule 5(f), there is no action, suit or claim or legal, administrative or arbitral proceeding pending or, to the best knowledge of the Seller, threatened that would give rise to any right of Indemnification on the part of any director or officer of Seller or the heirs, executors or administrators of such director or officer against the Seller.

g) To the best of the Seller's knowledge, based on reasonable inquiry and belief, (i) any account receivable reflected on the Balance Sheet and any account receivable arising subsequent to May 31, 1996, has arisen in the ordinary course of business of the Seller and represents valid obligations due to the Seller; (ii) any item that is required by generally- accepted accounting principles to be reflected as an account receivable on the Balance Sheet is so reflected; and (iii) there is a sufficient amount reserved to cover any and all accounts receivable reflected on the Balance Sheet which Seller deems to be doubtful or uncollectible.

(h) To the best of the Seller's knowledge, based on reasonable inquiry and believe, (i) all inventory reflected on the Balance Sheet and all inventory acquired subsequent to May 31, 1996, to and including the Closing Date is and will be of a quality and quantity usable or saleable in the ordinary course of business. The materials, supplies and work-in-progress included in inventory are of at least standard quality for such items in the industry in which the Seller is engaged; (ii) there is no adverse condition affecting the supply of materials available to the Seller, and (iii) the amount of the inventory reflected on the Balance Sheet and on the books and records of the Seller has been determined in accordance with generally-accepted accounting principles consistently applied.

(i) To the best of the Seller's knowledge, based on reasonable inquiry and belief, (i) Schedule 5(1) sets forth all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items or other tangible property material to the business of the Seller (the "Tangible Assets"). Except as set forth on Schedule 5(i) and in the Financial Statements, the Seller holds all rights, title and interest in the Tangible Assets free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances; and (ii) except as set forth on Schedule 5(i), all of the Tangible Assets that are used in the Seller's business as presently conducted are in good operating condition and repair and are useable in the ordinary course of business of the Seller and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation, including compliance with federal and state governmental minimum standard for the handling and disposition of toxic substances, if any.

(j) Schedule 5(1) sets forth any patent, trademark, service mark, trade name, patent, franchise, and other proprietary rights, including the worldwide rights to the special graphic capability in a single-use camera application, and any application for any of the foregoing. Except as set forth on Schedule 5(1), the rights of Seller in the property set forth on Schedule 5(1) are free and clear of any liens or other encumbrances. Except as set forth on Schedule 5(1), to the best knowledge of the Seller, there is no notice given to the Seller of any adversely held patent, invention, trademark, service mark or trade name of any other person or notice of any claim of any other person relating to any of the property set forth on Schedule 5(1) or any process or confidential information of the Seller, and to the best knowledge of the Seller (and without investigation), Seller is not aware of any facts which could form the basis for any such charge or claim.

(k) All accounts payable of the Seller have arisen in the ordinary course of business and correctly reflect bona fide transactions involving the purchase of goods, materials or services for the sole benefit of the Seller and are not unusual in amount either individually or in the aggregate.

(l) As at May 31,1996, except as set forth on Schedule 5(1), the Seller does not have any direct or indirect indebtedness, liability, claim, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit brought, whether or not of a kind required by generally-accepted accounting principles to be set forth on a financial statement (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected in the Balance Sheet. As of the Closing Date, the Seller will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet and on Schedule 5(1). To the best knowledge of the Seller, there is no circumstance, condition, event or arrangement which may hereafter give rise to Liabilities other than as set forth on Schedule 5(l).

(m) PD does not have or need any such intellectual property license or permit in order to conduct its operations, except those listed on Schedule 5(m). No goods or articles manufactured, sold or used by PD and no method or process employed by PD infringes any patents, trademarks, registered designs, copyrights or other industrial or commercial rights of any third party, and no claim has been made against Seller with respect to any such infringement. Seller owns or has adequate licenses or other rights to use all trademarks, trade names, copyrights and designs either use in or necessary for the conduct of its business. All trademarks, trade names, copyrights and designs owned by or under license to the Seller, together with all pertinent information relating thereto, including filing, registration and expiration dates, serial numbers, record owners and licenses, and their essential terms are listed on Exhibit 5(m). There currently is in process a patent application for a patent known as the "Craig" patent which is an asset of PD.

(n) Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This agreement has been duly executed and delivered and is the valid and binding obligation of the Seller, enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by the Seller of this Agreement, in accordance with its respective terms and conditions will not (i) require the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person; (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to the Seller or any instrument, contract or other agreement to which the Seller is a party or by or to which the Seller is bound or subject or (iii) result in the creation of any lien or other encumbrance on the assets or properties of the Seller.

(o) No representation or warranty by the Seller in this Agreement or in any document to be delivered by them pursuant hereto, and no statement, list, certificate or instrument furnished or to be furnished to the Buyer pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of the Seller. To the best knowledge of the Seller (not taking into account the transaction contemplated by this Agreement), there is no fact, development or threatened development (except for general economic conditions affecting business generally) which the Seller has not disclosed to the Buyer in writing and which materially adversely affects or, so far as the Seller can now reasonably foresee, may materially adversely affect the business of the Seller.

6. Representations of Buyer.
   -------------------------

The Buyer hereby warrants and represents:

(a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is conducted. Buyer is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by the Buyer or the nature of the business transacted by it make such license or qualification necessary. Buyer does not have any subsidiaries or any affiliated companies, and does not otherwise own or control, directly or indirectly, any equity or proprietary interest in any corporation, association or other business entity.

(b) The aggregate number of authorized shares of the Buyer is 10,000,000 shares of Common Stock, $.005 par value, of which 6,696,725 shares are issued and 3,303,275 are outstanding. All of such shares are validly issued, fully paid and non-assessable. Buyer has no authorized or outstanding securities convertible into or exchangeable for stock or securities of the Buyer except as set forth on
Schedule 6~) or in the Buyer's periodic reports ("Periodic Reports") filed with the Securities and Exchange Commission. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating the Buyer to issue any stock or other securities.

(c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or By-Laws of the Buyer; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Buyer is a party or by or to which it or any of its assets or properties may be bound or subject;
(iii) violate nay order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Buyer, or upon the properties or business of the Buyer; or (iv) violate any~statute, law or regulation of any jurisdiction.

(d) There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Buyer. There is no action, suit or claim or legal, administrative or arbitral proceeding or, to the best knowledge of the Buyer, any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of the Buyer, threatened against or involving the Buyer or any of its properties or assets. To the best knowledge of the Buyer, there is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding that is currently pending or threatened. There is no action, suit or claim or legal, administrative or arbitral proceeding pending or, to the best knowledge of the Buyer, threatened that would give rise to any right of indemnification on the part of any director or officer of Buyer or the heirs, executors or administrators of such director or officer against the Buyer.

(e) Buyer has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by the Buyer of this Agreement, in accordance with its respective terms and conditions, will not (i) require the approval or consent of any foreign, federal state, county, local or other governmental or regulatory body or the approval or consent of any other person; (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to the Buyer or any instrument, contract or other agreement to which the Buyer is a party or by or to which the Buyer is bound or subject or (iii) result in the creation of any lien or other encumbrance on the assets or properties of the Buyer.

(f) No representation or warranty by the Buyer in this Agreement or in any document to be delivered by it pursuant hereto, and no statement, list, certificate or instrument furnished or to be furnished to the Seller pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of the Buyer. To the best knowledge of the Buyer (not taking into account the transaction contemplated by this Agreement), there is no fact, development or threatened development (except for general economic conditions affecting business generally) which the Buyer has not disclosed to the Seller in writing and which materially adversely affects or, so far as the Buyer can now reasonably foresee, may materially adversely affect the business of the Buyer.

7.  Additional Covenants.
    ---------------------

Seller and Buyer agree as follows:

(a) In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification as may be provided herein). Seller acknowledges and agrees that from and after the Closing, the Buyer shall be entitled to possession of all documents, books, records (including tax records), agreements and financial date of any sort or copies thereof relating to Seller.

(b) In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction relating to events and circumstances occurring on or prior to the Closing date involving the Seller, the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefore as may be provided herein).

(c) Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other
business   associate  of  the  Seller  from   maintaining   the  same   business
relationships with the Buyer after the Closing Date as it maintained with the Seller prior to the Closing Date. Seller will refer all customer inquiries relating to the business of the Seller to the Buyer from and after the Closing Date.

(d) For a period of five (5) years from the Closing Date, the Seller shall not, in any manner, directly or indirectly, on behalf of itself or any person, firm, partnership, joint venture, corporation or other business entity, (i) enter into or engage in any capacity in the business described in the second preamble on the cover page of this Agreement, or in any other way compete with the Buyer in the United States in conduct of the Business; (ii) solicit or cause to be solicited within the United States, any present customers of the Seller; or

(iii) recruit or cause any other person to recruit any present employee of the Seller to any such business or businesses. The ownership by the Seller of not in excess of 10% of the capital stock of any such business entity shall not be deemed to represent proscribed competition under the terms of this section.

(e) Seller shall sublease to the Buyer the facilities at 4015 Brownsboro Road, Winston- Salem, North Carolina for one year, renewable annually, at a rental of $1,900.00 per month.

(f) The parties to this Agreement shall bear their respective direct and indirect expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

(g) The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are conditions precedent to the Closing.

(h) Neither party will make public disclosure of information pertaining to the existence of the letter of intent entered into between PD and the Buyer on April 10, 1996 (the "LOI"), or the subject matter contained in the LOI without the express written consent of the other party; provided however, that each party shall be permitted to make such disclosures to the public to governmental agencies as its counsel shall deem necessary to maintain compliance with and to prevent violation of applicable federal or state securities or other laws. In the event the transactions contemplated by this Agreement are not consummated, the Buyer and the Seller agree to keep confidential any information disclosed to each other in connection with this Agreement for a period of the years from the date hereof; provided, however, such obligation shall not apply to information which (i) at the time of disclosure was public knowledge, (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving part), or (iii) the receiving party had within its possession at the time of disclosure.

8. Conditions Precedent to Closing~ or Which Shall Survive Closing:

(a) At closing or within ten (10) days after closing, Buyer shall have entered into a contract with Re-Pac wherein Seller shall provide the services of Robert Craig under Contract to Buyer for three (3) years at a rate of $120,000.00 per year, payable monthly. Said contract shall contain Robert Craig's five-year non-competition provision.

(b) Seller shall be entitled to up to an additional Two Hundred Thousand (200,000) shares of common stock of the Buyer, pursuant to a bonus program as described in Exhibit _____ attached hereto.

(c) Notwithstanding any right of the Buyer fully to investigate the affairs of Seller and notwithstanding knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement or in any document delivered to the Buyer by the Seller or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for the period of the less of six (6) months following the Closing Date or the completion of the initial audit of the financial statements of the Buyer reflecting the acquisition of the Seller's Assets and assumption of Liabilities as provided herein following the Closing date.

(d) Notwithstanding any right of the Seller fully to investigate the affairs of the Buyer and notwithstanding any knowledge of facts determined or determinable by the Seller pursuant to such investigation or right of investigation, the Seller shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Buyer contained in this Agreement or in any document delivered to the Seller by the Buyer or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof the Closing hereunder for six (6) months following the Closing date.

(e) Subject to limitations on the survival of representations and warrant contained in 8(c), Seller hereby agrees to indemnify, defend and hold harmless the Buyer from and against any losses, liabilities, damages, deficiencies, costs or expenses including interest, penalties and reasonable attorneys' fees and disbursements ("Loss"), based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

(f) Subject to the limitations on the survival of representations and warranties contained in 8(d), the Buyer hereby agrees to indemnify, defend and hold harmless the Seller from and against any losses, liabilities, damages, deficiencies, costs or expenses, including interest, penalties and reasonable attorneys' fees and disbursements ("Loss"), based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

9.    Notices.
      --------

      Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, four days after the date of mailing, as follows:

      (i)   If to the Buyer, to:

            DCC Compact Classics, Inc.
            9301 Jordan Avenue, Suite 105
            Chatsworth, California 91311
            Attention:  President

            With copies to:

            Atlas, Pearlman & Trop, P.A.
            Suite 1900
            200 East Las OAS Boulevard
            Ft. Lauderdale, Florida 33316
            Attention:  Jim Schneider, Esq.

            (ii)  If to the Seller, to:

            Re-Pac Corp.
            4015 Brownsboro Road
            Winston-Salem, North Carolina 27106

            With copies to:

            Richard E. Stover, Esq.
            STOVER, CROMER & BENNETT
            P.O. Box 775
            King, North Carolina 27021

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notice hereunder.

      10.  Waivers and Amendments.
           ----------------------

      This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, not shall any waiver on the part of any party of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which the claim of any inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

      11. Construction.

      The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by parties, and no presumption or burden of proof shall arise favor or disfavoring any party by virtue of the authorship of any of provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached representation, warranty or covenant contained herein in respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.


                              RE-PAC CORP.



                              BY: /s/ Undistinguishable
                                  -----------------------
                                    President



                              DCC COMPACT CLASSICS, INC.


                              BY: /s/Marshall Blonstein
                                  -----------------------
                                    President